Exhibit 99.1
FOR IMMEDIATE RELEASE

Media Contact:
Mel Stephens
(248) 447-1624

Investor Relations:
(800) 413-5327
LEAR SECURES SUPPORT FROM A MAJORITY OF ITS CREDITORS
TO PROCEED WITH DEBT RESTRUCTURING PLAN
Company Initiates Previously Announced Voluntary Reorganization
Proceedings for certain U.S. and Canadian Subsidiaries Under Chapter 11
Plan of Reorganization Supported by Approximately 68% in Principal Amount of
Secured Lenders and More Than 50% in Principal Amount of Bondholders
Global Operations are Continuing Without Interruption
SOUTHFIELD, Mich., July 7, 2009 — Lear Corporation [OTC: LEAR], a leading global supplier of automotive seating systems, electrical distribution systems and electronic products, announced today that it has received the support it was seeking from its bank lenders and bondholders to move forward with its previously announced debt restructuring plan. To implement the restructuring, as previously announced, the Company and certain of its U.S. and Canadian subsidiaries have filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code. Lear’s subsidiaries outside the U.S. and Canada are not part of the Chapter 11 filings.
On July 1, the Company said it had reached an agreement in principle regarding a consensual debt restructuring with steering committees representing its secured lenders and its bondholders. At that time, the plan had the support of a majority of the members of a steering committee of the Company’s secured lenders and a steering committee of bondholders acting on behalf of an ad hoc group of bondholders. Since then, the Company has secured support from additional secured lenders and bondholders and has entered into agreements supporting the restructuring plan with approximately 68% in principal amount of its secured lenders and more than 50% in principal amount of its bondholders.
Under the proposed restructuring plan, which needs to be approved by the Bankruptcy Court, Lear’s trade creditors will be paid in full subject to certain limited exceptions. To this end, the Company has filed motions seeking to continue to pay trade creditors under normal terms in the ordinary course of business.
The Company also said that it has sought approval from the Bankruptcy Court to continue to provide pay and benefits to its employees worldwide without interruption and to continue its normal course funding of its pension obligations in the U.S. and Canada.
Bob Rossiter, Lear’s Chairman, Chief Executive Officer and President, said, “We are conducting business as usual and are very pleased to have received strong support from our lender and bondholder groups for our debt restructuring plan. We intend to proceed on an expedited basis and expect to submit the plan to the Bankruptcy Court within 60 days. Our goal is to emerge from this process quickly and with an appropriate capital structure to support our long-term business objectives as a leading global competitor with the financial flexibility to build on our strengths and take advantage of future growth opportunities.”
As previously announced, the Company has received commitments from a syndicate of secured lenders, led by J.P. Morgan and Citigroup, for $500 million in new money debtor-in-possession (DIP) financing. The proposed DIP financing, subject to customary conditions, provides additional financial flexibility that supplements Lear’s significant existing cash balances. Additionally, the DIP agreement includes provisions that, subject to certain conditions, provide for exit financing upon Lear’s emergence from Chapter 11.
Lear has filed several other customary “first day motions” with the Bankruptcy Court, including with respect to its cash management procedures, which will help it to continue conducting business without interruption while it pursues its restructuring on an expedited basis.
Lear’s legal advisors are Kirkland & Ellis LLP and Winston & Strawn LLP; its restructuring advisor is Alvarez & Marsal; and its financial advisor is Miller Buckfire & Co. More information about Lear’s restructuring is available through the Company’s website at www.Lear.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: the potential adverse impact of the chapter 11 bankruptcy filing on the Company’s business, financial condition or results of operations, including the Company’s ability to maintain contracts, trade credit and other customer and vendor relationships that are critical to its business and the actions and decisions of the Company’s creditors and other third parties with interests in the Company’s chapter 11 proceedings; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; the occurrence of any event, change or other circumstance that could give rise to the termination of the plan support agreements the Company has entered into with certain of its lenders and bondholders; general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles for which the Company is a supplier; the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the outcome of customer negotiations; the impact and timing of program launch costs; the costs, timing and success of restructuring actions; increases in the Company’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company’s key customers and suppliers; the cost and availability of raw materials and energy; the Company’s ability to mitigate increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; further impairment charges initiated by adverse industry or market developments; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy. The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
Lear Corporation is one of the world’s leading suppliers of automotive seating systems, electrical distribution systems and electronic products. The Company’s world-class products are designed, engineered and manufactured by a diverse team of 80,000 employees at 210 facilities in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear shares are traded on the Over-The-Counter exchange under symbol [LEAR]. Further information about Lear is available on the Internet at http://www.Lear.com.
# # #